Exhibit 2

     THIS INSTRUMENT IS SUBJECT TO THE TERMS OF A SUBORDINATION AGREEMENT BY
       JOHNSTON FAMILY CHARITABLE REMAINDER UNITRUST #3 IN FAVOR OF WELLS
            FARGO BUSINESS CREDIT, INC. DATED AS OF DECEMBER 7, 2000.

                     REVOLVING SUBORDINATED PROMISSORY NOTE


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                                                             Scottsdale, Arizona
                                                                December 7, 2000
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     FOR  VALUE  RECEIVED,   the  undersigned,   ROYAL   PRECISION,   INC.  (the
"Borrower"), hereby promises to pay to the order of JOHNSTON FAMILY CHARITABLE REMAINDER UNITRUST #3 a trust created under a trust agreement dated October 15, 1998 (the "Lender"), the aggregate unpaid principal amount of all Loans (this, and other capitalized terms, are defined in Section 10.9) made by the Lender to the Borrower hereunder, together with interest, all as provided herein.

     SECTION 1. THE LOANS. The Lender agrees, subject to and on the terms and conditions set forth in this Note, to make Loans to the Borrower from time to time up to an aggregate principal amount outstanding at any one time of $1,000,000. Subject to the terms and conditions of this Note, the Borrower may borrow, repay and reborrow from the Lender at any time or from time to time from the date hereof until January 30, 2001.

          1.1. PRINCIPAL. The unpaid principal balance shall be payable by the Borrower on January 30, 2001.

          1.2. INTEREST. The Borrower shall pay interest on the unpaid principal balance of all Loans at a rate per annum equal to 13%. All interest payable under this Note or otherwise payable hereunder shall be computed on the basis of the actual number of days elapsed over a year of 365 days. Interest on the unpaid principal balance of each Loan shall be payable on January 30, 2001, monthly thereafter at the end of each calendar month and at the repayment of the unpaid principal balance of such Loan.

          1.3. RATE OF INTEREST.In no event whatsoever shall the interest rate and other charges hereunder exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that a court determines that the Lender has received interest and other charges hereunder in excess of the highest rate applicable hereto, the Lender shall promptly refund such excess amount to the Borrower and the provisions hereof shall be deemed amended to provide for such permissible rate.

          1.4. PREPAYMENTS; PAYMENTS.

               1.4.1. The Borrower shall have the right to make prepayments at any time of the principal amount of any Loan, in whole or in part, without notice. Each prepayment shall be without premium or penalty.

               1.4.2. The Borrower shall make all payments of principal and interest under this Note to the Lender at such location as the Lender may direct in immediately available funds. If any payment of principal or interest on this Note shall become due on a day other than a Business Day, such payment shall be due and payable upon the next succeeding Business Day and such extension of time shall in such case be included in computing interest in connection with such payment.

     SECTION 2. REPRESENTATIONS AND WARRANTIES. The execution of this Note by the Borrower, and the receipt of each Loan, shall in each case be deemed to constitute the Borrower's representation and warranty to the Lender that, at the time of execution and at the time of disbursement of each Loan: (a) this Note is the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms; (b) the execution and delivery of this Note by the Borrower does not and will not conflict with, violate or constitute a default under or breach the Borrower's charter documents, any resolutions of the Borrower or any court or administrative order, decree or ruling, or any law, statute, ordinance or regulation, or any agreement, indenture, mortgage, deed of trust, guaranty, lease, note or other obligation or instrument binding upon the Borrower or any of its properties or assets; and (c) neither this Note nor any other statement, assignment, agreement, instrument or certificate of the Borrower made or delivered pursuant to or in connection with this Note contains any untrue statement of a material fact or omits to state a material fact required to be stated therein, in light of the circumstances under which they were made, or necessary to make the statements therein not misleading.

     SECTION 3. COVENANTS. On and after the date hereof and until the End of the
Credit:

          3.1. MAINTENANCE OF BUSINESS. The Borrower shall preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation and to qualify and remain qualified as a foreign business entity in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or for the ownership of its properties. The Borrower shall maintain and preserve in a reasonable manner in good working order and condition, ordinary wear and tear excepted, all of its properties which are necessary or useful in the proper conduct of its business, and to make, from time to time, all necessary and proper repairs, renewals, replacements, additions and improvements to said properties. The Borrower shall keep adequate records and books of account in which complete entries will be made in accordance with generally accepted accounting principles, reflecting all financial transactions.

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          3.2.  COMPLIANCE  WITH LAWS. The Borrower shall comply in all material
respects  with  all  applicable  laws   including,   without   limitation,   all
environmental laws.

     SECTION 4. SUBORDINATION. By acceptance of this Note, the Lender agrees as follows: Any and all obligations and liabilities of the Borrower to the Lender for principal and interest under this Note (the "Subordinated Indebtedness"), are subordinated in right of payment to any and all obligations and liabilities of the Borrower and its subsidiaries to Wells Fargo Business Credit, Inc. pursuant to a Subordination Agreement between the Lender and said bank dated of even date herewith (the "Senior Indebtedness").

     SECTION 5. EVENTS OF DEFAULT. The following are Events of Defaults:

          5.1. The Borrower fails to make a payment of interest on the Note when and as due and such failure is not remedied within three Business Days after the date such payment is due.

          5.2. The Borrower fails to pay any outstanding principal amount under this Note at the End of the Credit and such failure is not remedied within three Business Days after the date such payment is due.

          5.3. Any representation or warranty made by the Borrower in this Note or any information contained in any certificate, report, financial statement or other document delivered to the Lender by the Borrower contains any untrue statement of a material fact or omits to state a material fact required by this Note or law to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          5.4. The Borrower fails to perform any of its obligations under or fails to comply with any covenant contained in this Note and such failure continues unremedied for a period of 10 Business Days.

          5.5. The Borrower:

               5.5.1. makes an assignment for the benefit of creditors;

               5.5.2. enters into any composition, compromise or arrangement with its creditors in general;

               5.5.3. generally does not pay its debts as such debts become due; or

               5.5.4. conceals, removes, or permits to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors

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or any  of  them,  or  makes  or  suffers  a  transfer  of any of its  property, fraudulent under the provisions of any bankruptcy, fraudulent conveyance or similar law, or makes or suffers a transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid.

     SECTION 6. DEFAULT REMEDIES.

          6.1. ACCELERATION. If an Event of Default exists, the outstanding unpaid principal balance of this Note, together with all interest accrued thereon and any unpaid fees, expenses or other amounts due to the Lender under this Note, is immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived.

          6.2. REMEDIES CUMULATIVE. No right or remedy conferred upon the Lender by this Note or legally available to the Lender if an Event of Default exists is intended to be exclusive of any other right or remedy, and each such right or remedy is cumulative and in addition to every other such right or remedy.

          6.3. OPTION. If all Loans are not paid in full, including all interest due thereon, by the End of the Credit, or earlier if there is an Event of Default, then the Lender shall have the option (the "Option") to convert all or any part of the unpaid Loans and interest thereon into shares of Common Stock of the Borrower (the "Shares") at the rate of one Share for each $1.00 of unpaid principal and interest thereon as of the End of the Credit (the "Exercise Price").

               6.3.1. The Option may be exercised by the Lender sending a written notice to the Borrower indicating the number of shares to be acquired and the amount of Loans and interest thereon being converted.

               6.3.2. As soon as practicable after such exercise, the Borrower shall issue to the Lender a certificate for the number of Shares to which the Lender is entitled.

               6.3.3. If after the date of this Note, the number of outstanding Shares is increased by a share dividend payable in Shares or by a split of Shares or other similar event, then, on the date following the date fixed for the determination of holders of Shares entitled to receive such share dividend or split, the number of Shares issuable on exercise of the Option shall be increased in proportion to such increase in outstanding Shares and the then applicable Exercise Price shall be correspondingly decreased.

               6.3.4. If after the date of this Note, the number of outstanding Shares is decreased by a consolidation, combination or reclassification of Shares or other similar event, then, after the effective date of such consolidation, combination or reclassification, the number of Shares issuable on exercise of the Option shall be decreased in proportion to such decrease in outstanding Shares and the then applicable Exercise Price shall be correspondingly increased.

               6.3.5. If after the date of this Note, any capital reorganization or reclassification of the Shares, or consolidation or merger of the Borrower with another corporation for a consideration other than cash or the assumption

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of debt,  or the  sale of all or  substantially  all of its  assets  to  another corporation  for a  consideration  other than cash or the  assumption of debt or
other  similar   event  shall  be  effected,   then,  as  a  condition  of  such
reorganization, reclassification, consolidation, merger, or sale, lawful and fair provision shall be made whereby the Lender shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Note and in lieu of the Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares, securities, or assets as may be issued or payable with respect to or in exchange for a number of outstanding Shares equal to the number of Shares immediately theretofore purchasable and receivable upon the exercise of Option had such reorganization, reclassification, consolidation, merger, or sale not taken place, and in such event appropriate provision shall be made with respect to the rights and interests of the Lender to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of Shares purchasable upon the exercise of the Option) shall thereafter be applicable, as nearly as may be in relation to any share, securities, or assets thereafter deliverable upon the exercise hereof.

               6.3.6. Upon the occurrence of any event specified in this Section 6.3, the Borrower shall give written notice of the record date for such dividend, distribution, or subscription rights, or the effective date of such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding up or issuance. Such notice shall also specify the date as of which the holders of Shares of record shall participate in such dividend, distribution, or subscription rights, or shall be entitled to exchange their Shares for shares, securities, or other assets deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding up or issuance. Failure to give such notice, or any defect therein shall not affect the legality or validity of such event.

     SECTION 7. REGISTRATION RIGHTS.

          7.1. DEMAND REGISTRATION.

               7.1.1. At any time commencing after the exercise of the Option until the sixth anniversary of such date, the Lender may, by written notice (a "Demand Notice"), demand that the Borrower register under the Securities Act all or any portion of the Shares held by the Lender for sale in the manner specified in the Demand Notice; provided, however, that a Demand Notice shall require the registration of at least 250,000 Shares (as adjusted for stock splits, combinations and similar events).

               7.1.2. Following receipt of any Demand Notice under Section 7.1.1 above, the Borrower shall file a registration statement within 60 days thereafter and shall use its best efforts to have such registration statement declared effective at the earliest practicable time under the Securities Act, for public sale in accordance with the method of disposition specified in the Demand Notice, the number of Shares specified in the Demand Notice. If such method of disposition shall be an underwritten public offering, the Lender may designate the managing underwriter of such offering, subject to the approval of

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
the Borrower, which approval shall not be unreasonably withheld or delayed. Notwithstanding any other provision of this Section 7.1, if the managing underwriter advises the Lender in writing that marketing factors require a limitation of the number of shares to be underwritten, then the number of Shares that may be included in the registration and underwriting shall be reduced to the amount deemed reasonable by such underwriter. No Shares excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. The Borrower shall be obligated to register Shares pursuant to a demand made in accordance with Section 7.1.1 hereof on two occasions only; provided, however, that such obligation shall be deemed satisfied only when (i) a registration statement covering all Shares specified in notices received as aforesaid, for sale in accordance with the method of disposition specified by the Lender, shall have become effective and, if such method of disposition is a firm commitment underwritten public offering, all such Shares shall have been sold pursuant thereto or (ii) the Lender shall have determined not to proceed with the offering covered by such registration statement after the Borrower shall have expended a substantial amount of funds in connection therewith (other than as a result of the Borrower's breach of its obligations hereunder).

          7.2 "PIGGYBACK" REGISTRATION RIGHTS. In addition to the provisions of Sections 7.1 and 7.3 hereof, the Lender shall have the following "piggyback" registration rights:

               7.2.1. If, at any time commencing after the exercise of the Option until the sixth anniversary of such date, the Borrower proposes to register any of its equity securities under the Securities Act (other than pursuant to Form S-8, S-4 or comparable registration statement), it will give written notice, at least 30 days prior to the filing of each such registration statement, to the Lender of its intention to do so. If the Lender notifies the Borrower within 20 days after receipt of any such notice of its desire to include any Shares owned by it (whether issued or issuable under currently exercisable warrants or options) in such proposed registration statement, the Borrower shall, subject to the provisions set forth below, afford the Lender the opportunity to have any such Shares registered under such registration statement. If such registration is an underwritten registration, and the managing underwriter(s) advise the Borrower in writing that in its opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting such underwriters' ability to effect an orderly distribution of such securities, the Borrower will give the Lender notice of such fact and include in such registration first, the securities proposed to be sold by the Borrower for its own account and for the account of any stockholder of the Borrower entitled to demand registration, and second, any other securities of the Borrower having registration rights, including the Shares owned by the Lender, on a pro rata basis. In determining the pro rata basis, the number of securities shall include all outstanding Shares and all Shares underlying currently exercisable warrants or options requested to be included in such registration statement.

               7.2.2. Notwithstanding the provisions of this Section 7.2, the Borrower shall have the right at any time after it shall have given written notice pursuant to this Section 7.2 (irrespective of whether a written request for inclusion of any such securities shall have been made) to elect not to file any such proposed registration statement, or to withdraw the same after filing but prior to the effective date thereof.

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          7.3 REGISTRATION ON FORM S-3. At any time commencing after the date of exercise of the Option, and in addition to the rights under Sections 7.1 and 7.2 hereof, if at any time the Lender makes a written request or requests that the Borrower effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Shares owned by the Lender, the Borrower will:

               7.3.1. as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of the Lender's Shares as are specified in such request,; provided, however, that the Borrower shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 7.3.1: (i) if Form S-3 is not available for such offering by the Lender; (ii) if the Lender, together with the holders of any other securities of the Borrower entitled to inclusion in such registration, propose to sell Shares and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $500,000; (iii) if the Borrower shall furnish to the Lender a certificate signed by the President of the Borrower stating that, in the good faith judgment of the Board of Directors of the Borrower, it would be seriously detrimental to the Borrower and its stockholders for such Form S-3 registration to be effected at such time, in which event the Borrower shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 120 days after receipt of the request of the Lender under this Section 7.3.1 (provided, however, that the Borrower shall not utilize this right more than once in any 12 month period); (iv) if the Borrower has, within the 12 month period preceding the date of such request, already effected two registrations on Form S-3 for the Lender pursuant to this Section 7.3.1; or (v) if the Borrower would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

               7.3.2. Subject to the foregoing, the Borrower shall file a registration statement covering the Shares and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Lender. Registrations effected pursuant to Section 7.3.1 hereof shall not be counted as demands for registration or registrations effected pursuant to Sections 7.1 or 7.2 hereof.

     SECTION 8. COVENANTS OF THE BORROWER WITH RESPECT TO REGISTRATION. In connection with - any registration of the Shares under Section 7 hereof, the Borrower covenants and agrees as follows:

          8.1. COSTS. The Borrower shall pay all costs (including the costs of a single firm of counsel designated by the Lender to review the registration statement and all amendments and supplements thereto up to a maximum of $25,000 in respect of each registration under Section 7 hereof, but excluding any underwriting or selling commissions or other charges of any underwriter or broker-dealer acting on behalf of the Lender), fees and expenses in connection with all registration statements filed pursuant to Section 7 hereof, including, without limitation, the Borrower's legal and accounting fees, printing expenses,

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blue sky fees and expenses.  The Borrower  will take all necessary  action which may be required in qualifying or registering the Shares included in a registration statement for offering and sale under the securities or blue sky laws of such states as reasonably are requested by the Lender; provided, that the Borrower shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

          8.2. INDEMNIFICATION. The Borrower shall indemnify the Lender, its trustees and officers, and each person, if any, who controls the Lender within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, from and against, and pay or reimburse them for, all losses, claims, damages, expenses and liabilities (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any such registration statement, including any preliminary prospectus or final prospectus contained therein or any supplement to or amendments thereof, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make a statement therein not misleading, except insofar as such losses, claims, damages, expenses or liabilities arise out of or are based upon any such untrue statement or omission or allegation thereof based upon information furnished in writing to the Borrower by or on behalf of the Lender expressly for use therein. The Lender shall indemnify the Borrower, its officers and directors and each person, if any, who controls the Borrower within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, from and against, and pay or reimburse them for, all losses, claims, damages, expenses and liabilities (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, directly arising from written information furnished by or on behalf of the Lender for specific inclusion in such registration statement; provided, however, that the Lender shall be liable under this Section and otherwise for only up to that amount of losses, claims, damages and liabilities as does not exceed the net proceeds to the Lender as a result of the sale of Shares pursuant to such registration statement.

          8.3. EXCLUSIVITY. The Borrower shall not permit any other registration statement to be filed during the first 60 days of effectiveness of a registration statement filed pursuant to Section 7 hereof (other than a registration statement in connection with a merger or consolidation or pursuant to Form S-8, S-4 or comparable registration statement), without the prior written consent of the Lender, which consent shall not be unreasonably withheld. The Borrower shall not permit the inclusion of any securities other than the Shares held by the Lender to be included in any registration statement filed pursuant to Sections 7.1 and 7.3 hereof; provided, however, that the Borrower may include securities being offered by it for its own account and for the account of stockholders of the Borrower permitted by the Borrower to include their securities in such registration statement, to the extent that such inclusion does not in any way reduce the number of securities proposed to be included by the Lender.

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          8.4. COLLATERAL  DOCUMENTS.  The Borrower shall use reasonable efforts in good faith to cause to be furnished to the Lender and to each underwriter, if any, a signed counterpart, addressed to the Lender or such underwriter, of (i) an opinion of counsel to the Borrower, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), and (ii) a "cold comfort" letter dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter dated the date of the closing under the underwriting agreement) signed by the independent public accountants who have issued a report on the Borrower's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities.

          8.5. EARNINGS STATEMENT. The Borrower shall as soon as practicable after the effective date of the registration statement, and in any event within 15 months thereafter, make "generally available to its security holders" (within the meaning of Rule 158 under the Securities Act) an earnings statement (which may be unaudited) complying with Section 11(a) of the Securities Act and covering a period of at least 12 consecutive months beginning after the effective date of the registration statement.

          8.6. INVESTIGATION. The Borrower shall deliver promptly to the Lender and to the managing underwriter, if any, copies of all correspondence between the SEC and the Borrower, its counsel or auditors and permit the Lender and underwriter at its own cost and expense to do such investigation, upon reasonable advance notice, and upon entering into a confidentiality agreement, in form and substance reasonably acceptable to the Borrower, with the Lender and such underwriter, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of the National Association of Securities Dealers, Inc. (the "NASD") or other national exchange. Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Borrower with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as the Lender shall reasonably request as it deems necessary to comply with applicable securities laws or rules of the NASD or other national exchange.

          8.7. NO REQUIRED EXERCISE. Nothing contained in this Note shall be construed as requiring the Lender to exercise the Option prior to the effectiveness of any registration statement.

     SECTION 9. UNDERWRITING AGREEMENT. The Borrower shall enter into an underwriting agreement with the managing underwriter selected for such underwriting by the Lender and reasonably satisfactory to the Borrower. Such agreement shall be reasonably satisfactory in form and substance to the Borrower, the Lender and such managing underwriter, and shall contain such representations, warranties and covenants by the Borrower and such other terms

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as are  customarily  contained in  agreements  of that type used by the managing underwriter. The Lender shall be a party to any underwriting agreement relating to an underwritten sale of its Shares and may, at its option, require that any or all the representations, warranties and covenants of the Borrower to or for the benefit of such underwriter shall also be made to and for the benefit of the Lender. The Lender shall not be required to make any representations or warranties to or agreements with the Borrower or the underwriter except as they
may   specifically   relate  to  the  Lender  and  its  intended   method(s)  of
distribution.

     SECTION 10. MISCELLANEOUS.

          10.1. MODIFICATIONS AND WAIVERS. No modification or waiver of any term or provision contained in this Note and no consent to any departure by the Borrower therefrom shall in any event be effective unless the same is in writing and signed by the waiving party. Such waiver or consent shall be effective only in the specific instance and for the purpose for which it is given.

          10.2. NOTICES. Except where specific provisions of this Note provide for some other form of notice or require receipt as a condition of notice, any consent, waiver, notice, demand or other instrument required or permitted to be given under this Note shall be deemed to have been properly received when in writing and delivered in person or sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed, if to the Borrower:
15170 North Hayden  Road,  Suite 1,  Scottsdale,  Arizona  85260;  and if to the
Lender: c/o Richard P. Johnston, 4350 Greens Place, Wilson, WY 83014. Either party may change its address for notices by notice in the manner set forth above.

          10.3. PARTIAL INVALIDITY. If any term or provision of this Note or the application thereof to any person, firm or corporation or any circumstance, shall be invalid or unenforceable, the remainder of this Note, or the application of such term or provision to any person, firm or corporation or any circumstances, other than those as to which it is held invalid, shall both be unaffected thereby and each term or provision of this Note shall be valid and be enforced to the fullest extent permitted by law.

          10.4. NO IMPLIED RIGHTS OR WAIVERS. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in the same, similar or other circumstances. Neither any failure nor any delay on the part of the Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of the same or the exercise of any other right, power or privilege. The Borrower hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

          10.5. SUCCESSORS AND ASSIGNS. This Note shall be binding upon and inure to the benefit of the respective successors and assigns of the Lender and the Borrower; provided that the Borrower shall have no right to assign or transfer its rights under this Note voluntarily or by operation of law without

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first obtaining the written consent of Lender,  and any attempted  assignment or transfer in the absence of such consent shall be void and of no effect.

          10.6.   SURVIVAL   OF   PROVISIONS.    All   covenants,    agreements,
representations, warranties and statements made in this Note or in any certificate, statement, or other instrument given pursuant to this Note shall survive the execution and delivery to the Lender of this Note and the making of the Loan and shall continue in full force and effect so long as any obligation of the Borrower under this Note is outstanding and unpaid.

          10.7. CAPTIONS. The captions and section numbers appearing in this Note are inserted only as a matter of convenience; they do not define, limit, construe or describe the scope or intent of the provisions of this Note.

          10.8. GOVERNING LAW. This Note shall be governed and construed by the provisions hereof and in accordance with the laws of the State of Arizona applicable to instruments to be performed in the State of Arizona.

          10.9. DEFINITIONS. Terms not otherwise defined herein shall have the definitions set forth below:

     "Business Day" is any day on which the main office of the Lender is open for business.

     "Demand Notice" has the meaning set forth in Section 7.1.1.

     "End of the Credit" means the earlier of May 31, 2001 or the date of final payment of all Loans made hereunder.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exercise Price" has the meaning set forth in Section 6.3.

     "Loan" means any loan or other advance made by the Lender to or on behalf of the Borrower pursuant to this Note.

     "Option" has the meaning set forth in Section 6.3.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Shares" has the meaning set forth in Section 6.3.

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     This Note was executed in Scottsdale,  Arizona as of the date first written above.

                                        ROYAL PRECISION, INC.


                                        By: /s/ Thomas A. Schneider
                                            ------------------------------------
                                            Name: Thomas A. Schneider
                                            Title: President

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